                                                                     EXHIBIT 3.3

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/28/1994
                                                          944074630 -2393014



                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
             HERMETIC SEAL CORPORATION, A MASSACHUSETTS CORPORATION
                                      INTO
               HERMETIC SEAL CORPORATION, A DELAWARE CORPORATION


        Hermetic Seal Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

        FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

        SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Hermetic Seal Corporation, a Massachusetts corporation.

        THIRD: That the Corporation, by the following resolution of its Board of Directors, duly adopted on the 3th day of April, 1994, determined to merge into itself Hermetic Seal Corporation, a Massachusetts corporation on the conditions set forth in such resolutions:

                NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself its subsidiary, Hermetic Seal Corporation, a Massachusetts corporation, and assume all of said subsidiary's liabilities and obligations.

                RESOLVED FURTHER, that the President and the Secretary of this Corporation be and they hereby are authorized and directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Hermetic Seal Corporation, a Massachusetts corporation into this Corporation and to assume said corporation' liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.

                RESOLVED FURTHER, that the effective date of the merger shall be the date of filing the articles of merger with the Secretary of State of Massachusetts.
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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/08/1994
                                                          944059406 - 2393014

                          CERTIFICATE OF INCORPORATION
                                       OF
                           HERMETIC SEAL CORPORATION


        FIRST.          The name of the corporation is Hermetic Seal
Corporation.

        SECOND.         The address of the corporation's registered office in
the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company, located in New Castle County.

        THIRD.          The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH.         The total number of shares which the corporation shall
have authority to issue is 100 shares of capital stock, the par value of each such share is $1.00 per share.

        FIFTH.          The name and mailing address of the incorporator is
Christopher Bateman, 4232 Temple City Boulevard, Rosemead, California 91770.

        SIXTH.          The Board of Directors of the corporation is expressly
authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

        SEVENTH.        Elections of directors need not be by written ballot
except and to the extent provided in the by-laws of the corporation.

        The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.

                                /s/ Christopher Bateman
                                -----------------------------------
                                Christopher Bateman
                                Sole Incorporator

        IN WITNESS WHEREOF, said Hermetic Seal Corporation, a Delaware corporation has caused its corporate seal to be affixed and this certificate to be signed by ANDREW GOLDFARB, its President, and CHRISTOPHER BATEMAN, its Secretary, this 8th day of April, 1994.


                                HERMETIC SEAL CORPORATION,
                                a Delaware corporation


                                BY: /s/ Andrew Goldfarb
                                    ---------------------------------
                                    Andrew Goldfarb
                                    President


ATTEST:

BY: /s/ Christopher Bateman
    ------------------------------
    Christopher Bateman
    Secretary